Exhibit 99.1

Veeva Announces Fiscal 2018 First Quarter Results

Total Revenues of $157.9M, up 32% Year-over-year

Subscription Services Revenues of $127.3M, up 33% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--May 25, 2017--Veeva Systems Inc. (NYSE:VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal first quarter ended April 30, 2017.

“Q1 was another great quarter across the board,” said CEO Peter Gassner. “Our continued momentum further demonstrates we have the proven innovation engine, disciplined execution, and customer success focus to continue to achieve long-term leadership.”

Fiscal 2018 First Quarter Results:

  Revenues: Total revenues for the first quarter were $157.9 million, up from $119.8 million one year ago, an increase of 32% year-over-year. Subscription services revenues for the first quarter were $127.3 million, up from $96.0 million one year ago, an increase of 33% year-over-year.
  Operating income and non-GAAP operating income(1): First quarter operating income was $37.3 million, compared to $17.8 million one year ago, an increase of 110% year-over-year. Non-GAAP operating income for the first quarter was $50.6 million, compared to $29.4 million one year ago, an increase of 72% year-over-year.
  Net income and non-GAAP net income(1): First quarter net income was $36.0 million, compared to $12.5 million one year ago, an increase of 188% year-over-year. Non-GAAP net income for the first quarter was $33.3 million, compared to $21.2 million one year ago, an increase of 57% year-over-year.
  Net income per share and non-GAAP net income per share(1): For the first quarter, fully diluted net income per share was $0.24, compared to $0.09 one year ago, while non-GAAP fully diluted net income per share was $0.22, compared to $0.15 one year ago.

“We once again posted financial results well above guidance, driven by our ability to achieve significant growth in multiple large markets,” said CFO Tim Cabral. “Our highly efficient operating model allowed us to generate strong profitability and material cash flow in the quarter.”

Recent Highlights:

  Momentum Builds for Veeva Vault as an Enterprise Standard – The number of customers with multiple Vault products was up by nearly 30 in the quarter and more than 70% year-over-year. In addition, a top 20 pharmaceutical company selected the full Veeva Vault RIM suite and Veeva Vault QualityDocs as enterprise-wide standards.
  Expanding Leadership in Clinical – Veeva continued to deliver market-leading innovation for clinical with the release of Veeva Vault CTMS for clinical operations and Veeva Vault EDC for clinical data management. Life sciences companies can now streamline clinical with the only unified suite of applications on a single, best-in-class cloud platform.
  Veeva Commercial Cloud Innovation Launched at Largest Ever Summit – The biggest industry event of its kind, Veeva Commercial Summit drew more than 1,300 attendees. At this year’s event, Veeva unveiled the next-generation of CRM for life sciences with the new Sunrise user interface for Veeva CRM and Veeva CRM MyInsights.
  Significant Veeva OpenData Milestone – The company recently announced Veeva OpenData reached its 100th customer milestone. Leading life sciences companies, including Allergan, have moved to Veeva OpenData for more up-to-date and complete customer reference data.

Financial Outlook:

Veeva is providing guidance for its fiscal second quarter ending July 31, 2017 as follows:

  Total revenues between $163.0 and $164.0 million.
  Non-GAAP operating income between $46.0 and $47.0 million(2).
  Non-GAAP fully diluted net income per share of $0.20(2).

Veeva is providing guidance for its fiscal year ending January 31, 2018 as follows:

  Total revenues between $665.0 and $669.0 million.
  Non-GAAP operating income between $191.0 and $195.0 million(2).
  Non-GAAP fully diluted net income per share between $0.82 and $0.84(2).

Conference Call Information:
What:	Veeva’s Fiscal 2018 First Quarter Results Conference Call
When:	Thursday, May 25, 2017
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-877-201-0168, domestic
1-647-788-4901, international
Conference ID 1459 3688
Webcast:	ir.veeva.com

__________

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the second fiscal quarter ending July 31, 2017 or fiscal year ending January 31, 2018 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. The effect of these excluded items may be significant.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 525 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva's future performance, market growth, the benefits from the use of Veeva's solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) historical fluctuation of our quarterly results and our limited operating history, which make it difficult to predict future results; (ii) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (iii) breaches in our security measures or unauthorized access to our customers’ data; (iv) system unavailability, performance problems, or loss of data due to disruptions or other problems with our data center operations or computing infrastructure; (v) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (vi) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (vii) our ability to retain Zinc Ahead customers and achieve the expected results from our acquisition of Zinc Ahead; (viii) loss of one or more key customers; (ix) adverse changes in general economic or market conditions, particularly in the life sciences industry; (x) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (xi) the development of the market for enterprise cloud services, particularly in the life sciences industry; (xii) competitive factors, including but not limited to pricing pressures, industry consolidation, difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers, entry of new competitors and new applications and marketing initiatives by our competitors; (xiii) our ability to manage our growth effectively; (xiv) changes in sales that may not be immediately reflected in our results due to the ratable recognition of our subscription revenue; and (xv) pending, threatened, or future legal proceedings and related expenses.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-K for the period ended January 31, 2017. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	April 30,	January 31,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$365,660	$217,606
Short-term investments	298,257	301,266
Accounts receivable, net	113,124	182,816
Prepaid expenses and other current assets	12,071	10,177
Total current assets	789,112	711,865
Property and equipment, net	51,954	49,907
Goodwill	95,804	95,804
Intangible assets, net	37,273	39,283
Deferred income taxes, noncurrent	17,377	16,993
Other long-term assets	4,676	4,057
Total assets	$996,196	$917,909

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,162	$5,677
Accrued compensation and benefits	12,378	12,007
Accrued expenses and other current liabilities	12,320	12,310
Income tax payable	1,140	3,228
Deferred revenue	238,046	213,562
Total current liabilities	269,046	246,784
Deferred income taxes, noncurrent	12,157	12,974
Other long-term liabilities	5,556	4,964
Total liabilities	286,759	264,722
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	461,123	441,695
Accumulated other comprehensive income	910	111
Retained earnings	247,403	211,380
Total stockholders’ equity	709,437	653,187
Total liabilities and stockholders’ equity	$996,196	$917,909

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	April 30,
	2017	2016
Revenues:
Subscription services	$127,277	$96,032
Professional services and other	30,641	23,732
Total revenues	157,918	119,764

Cost of revenues(3):
Cost of subscription services	26,138	21,745
Cost of professional services and other	22,744	19,346
Total cost of revenues	48,882	41,091
Gross profit	109,036	78,673
Operating expenses(3):
Research and development	28,311	22,073
Sales and marketing	29,810	26,723
General and administrative	13,576	12,071
Total operating expenses	71,697	60,867
Operating income	37,339	17,806
Other income, net	591	2,747
Income before income taxes	37,930	20,553
Provision for income taxes	1,907	8,044
Net income	$36,023	$12,509

Net income attributable to common stockholders, basic and diluted:	$36,023	$12,505

Net income per share attributable to common stockholders:
Basic	$0.26	$0.09
Diluted	$0.24	$0.09

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	137,096	133,996
Diluted	151,056	145,708
Other comprehensive income (loss):
Net change in unrealized gains (losses) on available-for-sale investments	$(106)	$174
Net change in cumulative foreign currency translation gain (loss)	905	113
Comprehensive income	$36,822	$12,796

_____________
(3) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$342	$209
Cost of professional services and other	1,689	1,178
Research and development	3,802	2,394
Sales and marketing	3,847	2,455
General and administrative	2,108	1,907
Total stock-based compensation	$11,788	$8,143

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended
	April 30,
	2017	2016
Cash flows from operating activities
Net income	$36,023	$12,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,449	3,405
Amortization of premiums on short-term investments	456	420
Stock-based compensation	11,788	8,143
Deferred income taxes	(1,197)	(838)
Loss on foreign currency from market-to-market derivative	49	—
Bad debt expense	(8)	(205)
Changes in operating assets and liabilities:
Accounts receivable	69,700	63,227
Income taxes	(2,545)	380
Other current and long-term assets	(1,491)	1,390
Accounts payable	(456)	66
Accrued expenses and other current liabilities	905	(2,905)
Deferred revenue	24,437	23,357
Other long-term liabilities	1,051	411
Net cash provided by operating activities(4)	142,161	109,360
Cash flows from investing activities
Purchases of short-term investments	(56,249)	(67,740)
Maturities and sales of short-term investments	58,696	70,025
Purchases of property and equipment	(3,960)	(2,057)
Capitalized internal-use software development costs	(791)	(140)
Changes in restricted cash and deposits	(1)	(6)
Net cash provided by (used in) investing activities	(2,305)	82
Cash flows from financing activities
Proceeds from exercise of common stock options	7,285	1,345
Restricted stock units acquired to settle employee tax withholding liability	—	(1)
Excess tax benefits from employee stock plans	—	2,861
Net cash provided by financing activities(4)	7,285	4,205
Effect of exchange rate changes on cash and cash equivalents	913	116
Net change in cash and cash equivalents	148,054	113,763
Cash and cash equivalents at beginning of period	217,606	132,179
Cash and cash equivalents at end of period	$365,660	$245,942

_______

(4) During the three months ended April 30, 2017, the Company adopted Accounting Standards Update No. 2016-09, “Improvements to Employee Share-Based Payment Accounting (Topic 718)” (“ASU 2016-09”), which addresses among other items, updates to the presentation and treatment of excess tax benefits related to stock based compensation. Excess tax benefits are no longer classified as an increase to financing cash flows. The Company has adopted changes to the consolidated statements of cash flows on a prospective basis. The impact for the three months ended April 30, 2017 was an increase of $13.9 million to net cash provided by operating activities as part of the net income line item with a correlating decrease of equal amounts to net cash provided by financing activities, respectively.

Non-GAAP Financial Measures

In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items from its non-GAAP financial measures provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Veeva’s internal management reporting processes exclude both the capitalization of software (which would otherwise result in a reduction in net research and development operating expenses) and the amortization of capitalized software (which would otherwise result in an increase in cost of subscription revenues) when preparing budgets, plans and reviewing internal performance. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Deferred compensation associated with the Zinc Ahead business acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid at a rate of one-third of the deferred consideration amount per year to certain former Zinc Ahead employee shareholders and option holders who remain employed with Veeva on each deferred consideration payment date. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva’s management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense from its non-GAAP measures may allow investors to make more meaningful comparisons between its recurring operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, capitalized internal-use software, and deferred compensation associated with the Zinc Ahead business acquisition for GAAP and non-GAAP measures.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)
	Three Months Ended
	April 30,
	2017	2016
Cost of subscription services revenues on a GAAP basis	$26,138	$21,745
Stock-based compensation expense	(342)	(209)
Amortization of purchased intangibles	(1,055)	(1,097)
Amortization of internal-use software	(121)	(177)
Cost of subscription services revenues on a non-GAAP basis	$24,620	$20,262

Gross margin on subscription services revenues on a GAAP basis	79.5%	77.4%
Stock-based compensation expense	0.3	0.2
Amortization of purchased intangibles	0.8	1.1
Amortization of internal-use software	0.1	0.2
Gross margin on subscription services revenues on a non-GAAP basis	80.7%	78.9%

Cost of professional services and other revenues on a GAAP basis	$22,744	$19,346
Stock-based compensation expense	(1,689)	(1,178)
Deferred compensation associated with Zinc Ahead acquisition	(6)	(9)
Cost of professional services and other revenues on a non-GAAP basis	$21,049	$18,159

Gross margin on professional services and other revenues on a GAAP basis	25.8%	18.5%
Stock-based compensation expense	5.5	5.0
Gross margin on professional services and other revenues on a non-GAAP basis	31.3%	23.5%

Gross profit on a GAAP basis	$109,036	$78,673
Stock-based compensation expense	2,031	1,387
Amortization of purchased intangibles	1,055	1,097
Amortization of internal-use software	121	177
Deferred compensation associated with Zinc Ahead acquisition	6	9
Gross profit on a non-GAAP basis	$112,249	$81,343

Gross margin on total revenues on a GAAP basis	69.0%	65.7%
Stock-based compensation expense	1.3	1.2
Amortization of purchased intangibles	0.7	0.9
Amortization of internal-use software	0.1	0.1
Gross margin on total revenues on a non-GAAP basis	71.1%	67.9%

Research and development expense on a GAAP basis	$28,311	$22,073
Stock-based compensation expense	(3,802)	(2,394)
Capitalization of internal-use software	790	140
Deferred compensation associated with Zinc Ahead acquisition	(109)	(109)
Research and development expense on a non-GAAP basis	$25,190	$19,710

Sales and marketing expense on a GAAP basis	$29,810	$26,723
Stock-based compensation expense	(3,847)	(2,455)
Amortization of purchased intangibles	(947)	(954)
Deferred compensation associated with Zinc Ahead acquisition	(18)	(18)
Sales and marketing expense on a non-GAAP basis	$24,998	$23,296

General and administrative expense on a GAAP basis	$13,576	$12,071
Stock-based compensation expense	(2,108)	(1,907)
Deferred compensation associated with Zinc Ahead acquisition	(4)	(1,277)
General and administrative expense on a non-GAAP basis	$11,464	$8,887

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	April 30,
	2017	2016
Operating expense on a GAAP basis	$71,697	$60,867
Stock-based compensation expense	(9,757)	(6,756)
Amortization of purchased intangibles	(947)	(954)
Capitalization of internal-use software	790	140
Deferred compensation associated with Zinc Ahead acquisition	(131)	(1,404)
Operating expense on a non-GAAP basis	$61,652	$51,893

Operating income on a GAAP basis	$37,339	$17,806
Stock-based compensation expense	11,788	8,143
Amortization of purchased intangibles	2,002	2,051
Capitalization of internal-use software	(790)	(140)
Amortization of internal-use software	121	177
Deferred compensation associated with Zinc Ahead acquisition	137	1,413
Operating income on a non-GAAP basis	$50,597	$29,450

Operating margin on a GAAP basis	23.6%	14.9%
Stock-based compensation expense	7.4	6.8
Amortization of purchased intangibles	1.3	1.7
Capitalization of internal-use software	(0.5)	(0.1)
Amortization of internal-use software	0.1	0.1
Deferred compensation associated with Zinc Ahead acquisition	0.1	1.2
Operating margin on a non-GAAP basis	32.0%	24.6%

Net income on a GAAP basis	$36,023	$12,509
Stock-based compensation expense	11,788	8,143
Amortization of purchased intangibles	2,002	2,051
Capitalization of internal-use software	(790)	(140)
Amortization of internal-use software	121	177
Deferred compensation associated with Zinc Ahead acquisition	137	1,413
Income tax effect on non-GAAP adjustments	(16,009)	(2,980)
Net income on a non-GAAP basis	$33,272	$21,173

Net income allocated to participating securities on a GAAP basis	$—	$(4)
Net income allocated to participating securities from non-GAAP adjustments	—	(2)
Net income allocated to participating securities on a non-GAAP basis	—	(6)
Net income attributable to common stockholders on a non-GAAP basis	$33,272	$21,167

Diluted net income per share on a GAAP basis	$0.24	$0.09
Stock-based compensation expense	0.08	0.06
Amortization of purchased intangibles	0.01	0.01
Capitalization of internal-use software	—	—
Amortization of internal-use software	—	—
Deferred compensation associated with Zinc Ahead acquisition	—	0.01
Income tax effect on non-GAAP adjustments	(0.11)	(0.02)
Diluted net income per share on a non-GAAP basis	$0.22	$0.15

CONTACT:
Veeva Systems Inc.
Investor Relations Contact:
Rick Lund, 925-271-9816
ir@veeva.com
or
Media Contact:
Roger Villareal, 925-264-8885
pr@veeva.com